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                                                                   EXHIBIT 10.22

                              SETTLEMENT AGREEMENT

         This Settlement Agreement is made and entered into this 25th day of April, 2005 by and between Symbol Technologies, Inc. ("Symbol" or the "Company") and Leonard Goldner ("Goldner").

         WHEREAS, the Company and Goldner believe that they have claims against one another;

         WHEREAS, the Company and Goldner deny liability for all such claims;

         WHEREAS, the Company and Goldner wish to resolve and settle all remaining issues between them;

         WHEREAS, the Company's Board of Directors, being fully informed of the facts and circumstances, has determined in the exercise of its reasonable business judgment that this settlement is fair and reasonable and in the best interests of the Company; and

         NOW, THEREFORE, in consideration of the mutual undertakings set forth herein and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties stipulate and agree as follows:

         1. Releases

            a. Goldner, on behalf of himself as well as his family partnerships, family members, family trusts, attorneys, representatives, heirs, executors, administrators, predecessors successors and assigns, in consideration of the matters described in this Agreement, does hereby, remise, release, acquit and forever discharge the Company and its parents, subsidiaries, affiliates and divisions, and their respective current and former owners, partners, officers, directors, representatives, agents, employees, and attorneys (including but not limited to Swidler Berlin Shereff Friedman, LLP and Dechert LLP), as well as the heirs, executors, administrators, predecessors, successors, and assigns of an), of them (the "Company Releasees"), of and from
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any and all manner of claims, causes of action, suits, debts, dues, accounts, bonds, covenants, contracts, agreements, indemnitees, judgments, severance and demands whatsoever in law or in equity, whether such claims, causes or action, suits, debts, dues, accounts, bonds, covenants, contracts, agreements, judgments, indemnitees, severance and demands be presently known or unknown, suspected or unsuspected, and whether they be directly, indirectly, nominally or beneficially, possessed or claimed by any of them, which Goldner has had, now has, or which he, his heirs, executors, administrators, successors or assigns, or any of them, hereafter can, shall or may have against the Company Releasees, for or by reason of any cause, matter or thing whatsoever, from the beginning of the world to this date, including any claims for indemnification, advancement, severance, retirement payments, or any other payment of any kind by Symbol, including (without limitation) any claim for payment from Symbol or anyone else related to Symbol's Executive Retirement Plan ("SERP") for Goldner, all except as described in paragraph 2 herein.

         b. The Company, on behalf of itself and its owners, partners, directors, officers, agents, attorneys, representatives, employees, parents and subsidiaries, divisions, affiliates, successors and assigns in consideration of the matters described in this Agreement, does hereby, as of the Effective Date, remise, release, acquit and forever discharge Goldner and his heirs, family partnerships, family members, family trusts, executors, administrators, agents, employees, attorneys, representatives, predecessors, successors, and assigns of any of them (the "Goldner Releasees"), of and from any and all manner of claims, causes of action, suits, debts, dues, accounts, bonds, covenants, contracts, agreements, judgments, and demands whatsoever in law or in equity, whether such claims, causes or action, suits, debts, dues, accounts, bonds, covenants, contracts, agreements, judgments and demands be presently known or unknown,


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suspected or unsuspected, and whether they be directly, indirectly, nominally or beneficially, possessed or claimed by any of them, which the Company has had, now has, or which its successors or assigns, or any of them, hereafter can, shall or may have against the Goldner Releasees, for or by reason of any cause, matter or thing whatsoever, from the beginning of the world to this date (all such claims constituting the "Goldner Released Claims"), except for claims arising out of a breach of this Agreement. Nothing herein shall be deemed to release any claim that Symbol may have against any person or entity other than the Goldner Releasees, including other former or current directors, officers or employees of the Company, or the Company's former auditors. In addition, nothing herein shall limit or preclude the Company from seeking to obtain all or a portion of the funds forfeited by Goldner to the Department of Justice in connection with case number 04 CR 00519 (LDW).

         c. Without limiting the scope and effect of the foregoing release, Goldner expressly waives and forfeits any past, present or future rights or claims to indemnification and advancement by the Company, its affiliates and insurers under any contract, the Company's by-laws and certificate of incorporation and the laws of Delaware and New York with regard to any matters. It is the intention of the parties that should a claim be asserted against Goldner in the future that might otherwise give rise to a claim for advancement, indemnification, contribution or other claim or payment of any kind, Goldner has waived any such claim or fight.

         d. Without limiting the scope and effect of the foregoing release, Goldner expressly waives any rights or claims to payment under or related in any way to his SERP or employment contracts with the Company.

         e. Without limiting the scope and effect of the foregoing release, the Company expressly waives any rights or claims to be repaid money advanced to Goldner for his


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legal expenses, including the fees referred to below in paragraph 2, and for bonuses paid (and the value of stock options awarded) to Goldner during the course of his employment.

         2. Payment of Fees

         Notwithstanding any of the above provisions, and as consideration for the promises made by Goldner herein, Symbol agrees to remit $243,635 (the "Payment") to O'Melveny & Myers, LLP, via wire transfer or check payable to O'Melveny & Meyers, LLP, within five (5) business days of the execution of this Agreement in payment of certain attorneys' fees.

         3. Anti-Disparagement

         Goldner and the Company agree that, for a period of five (5) years, neither will make or cause to be made, directly or indirectly, in any public medium or forum, any disparaging comments or communications about the other, including anonymously through any medium. Goldner and the Company agree that, specifically with respect to any internet communications including through internet chat rooms, blogs, websites or other internet postings, the prohibition against disparaging comments described above shall be for a period often (10) years. Nothing herein shall limit or preclude each party from providing complete, truthful and accurate information, opinions and assessments to any government official, tribunal or judge, or in any government interview or testimony.

         4. Miscellaneous

            a. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, and may be modified only by a written instrument duly executed by each party.

            b. Each of the parties hereto agrees that any claim arising under this Agreement in favor of, or against, any party may be asserted and filed only in any federal or state court located in the State of New York; and each of the parties agrees to submit to the


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jurisdiction of the federal or state courts located in the State of New York in any action or proceedings arising out of or relating to this Agreement.

            c. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, transferees, heirs and executors.

            d. Each of the parties hereto represents and warrants that it has full authority to enter this Agreement and perform the duties assumed hereunder, and that the persons signing this Agreement on behalf of each party have the authority to bind that party.

            e. This Agreement may be executed in counterparts, which, taken together, shall constitute the Agreement.

            f. This Agreement shall be governed by the laws of the State of New York, without giving effect to conflicts of law principles.

            g. The section headings contained in this Agreement are solely for the purpose of reference, are not part of the Agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

            h. Each of the parties represents that it entered into this Agreement voluntarily after receiving advice from the counsel of its choice.


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         IN WITNESS WHEREOF, Symbol Technologies, Inc. and Leonard Goldner have signed and acknowledged this Settlement Agreement as of the clay and year written above.

                                     SYMBOL TECHNOLOGIES, INC.


                                     By : /s/ Peter Lieb
                                          ------------------------------------



                                     Name : Peter Lieb
                                            ----------------------------------



                                     Title : SVP, General Counsel and Secretary
                                             ---------------------------------



                                     /s/ Leonard Goldner
                                     -----------------------------------------
                                     LEONARD GOLDNER



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